Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170298

AMERICAN REALTY CAPITAL TRUST III, INC.
SUPPLEMENT NO. 6, DATED MARCH 8, 2012,
TO THE PROSPECTUS, DATED MARCH 31, 2011

This prospectus supplement (this “Supplement No. 6”) is part of the prospectus of American Realty Capital Trust III, Inc. (the “Company” or “we”), dated March 31, 2011 (the “Prospectus”), as supplemented by Supplement No. 1, dated August 10, 2011 (“Supplement No. 1”), Supplement No. 2, dated August 19, 2011 (“Supplement No. 2”), Supplement No. 3, dated September 7, 2011, Supplement No. 4, dated October 6, 2011 (“Supplement No. 4”) and Supplement No. 5, dated November 14, 2011 (“Supplement No. 5”). This Supplement No. 6 supplements, modifies or supersedes certain information contained in our Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5 and should be read in conjunction with the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5. This Supplement No. 6 will be delivered with the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5.

The purpose of this Supplement No. 6 is to, among other things:

•	disclose operating information, including the status of the offering, the shares currently available for sale, selected financial data, the status of our share repurchase program and the compensation paid to our advisor, our dealer manager and their affiliates;
•	update investor suitability standards;
•	clarify disclosure relating to management compensation;
•	disclose recent real estate investments;
•	clarify disclosure relating to the distribution reinvestment plan;
•	clarify disclosure relating to the subscription agreements;
•	clarify disclosure relating to Appendix D — Transfer on Death Designation; and
•	clarify disclosure relating to Appendix E — Letter of Direction.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 150.0 million shares of common stock on March 31, 2011. On August 10, 2011, we raised total gross proceeds in the amount of approximately $2.0 million, sufficient to break escrow, broke escrow and issued approximately 0.2 million shares of common stock to our initial investors who were admitted as stockholders. On December 5, 2011, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we are now accepting subscriptions from all states where we have cleared, including subscriptions from residents of Pennsylvania.

As of February 29, 2012, we had acquired 78single tenant, free standing properties which were 100% leased as of such date. As of February 29, 2012, we had total real estate investments, at cost, of approximately $206.9 million. As of December 31, 2011, we had incurred, cumulatively to that date, approximately $15.9 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock and approximately $2.0 million for acquisition costs related to our portfolio of properties.

We will offer shares of our common stock until June 30, 2013, unless the offering is extended in common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan (“DRIP”) for sale in our primary offering).

Shares Currently Available for Sale

As of February 29, 2012, there were 18.1 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of February 29, 2012, there were approximately 132.0 million shares of our common stock available for sale, excluding shares available under our DRIP.

Selected Financial Data

The selected financial data presented below has been derived from our consolidated financial statements as of and for the years ended December 31, 2011 and for the period from October 15, 2010 (date of inception) to December 31, 2010 (in thousands):

(In thousands)	December 31, 2011	December 31, 2010 and for the Period from October 15, 2010 (Date of Inception) to December 31, 2010
Balance sheet data:
Total real estate investments, net	$72,453	$—
Cash	16,183	—
Prepaid expenses and other assets	1,221	—
Deferred costs, net	639	402
Total assets	89,997	402
Mortgage note payable	5,060	—
Accounts payable and accrued expenses	716	202
Total liabilities	6,541	202
Total stockholders’ equity	83,456	200
Other data:
Net loss	(2,124)	—
Net cash used in operating activities	(1,177)	—
Net cash used in investing activities	(72,453)	—
Net cash provided by financing activities	89,813	—

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding on December 31st of the prior calendar year. Further, the cash available for share repurchases on any particular date will generally be limited to the proceeds from the DRIP and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice to our stockholders.

We first received and accepted subscriptions in this offering in August 2011. Because shares of common stock must be held for at least one year, no shares will be eligible for redemption prior to August 2012. In January 2012, we redeemed 2,500 shares for $25,000 representing an average share price of $10.00 pursuant to the death and disability provision of the share repurchase plan.

Status of Fees Paid and Deferred

Through December 31, 2011, we incurred from our dealer manager $9.8 million of selling commissions and dealer manager fees and incurred from our advisor and dealer manager $4.4 million for organization and offering costs related to our ongoing offering of common stock and paid $1.4 million of acquisition and financing coordination fees to our advisor. No property management fees or asset management fees were paid to our property manager or advisor.

PROSPECTUS UPDATES

Investor Suitability Standards

The following replaces in its entirety the paragraph entitled “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington” in the section entitled ``Investor Suitability Standards” on page i of the Prospectus.

“•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs.”

The following disclosure replaces the paragraph entitled “Alabama” in the section entitled “Investor Suitability Standards” on page ii of the Prospectus.

“Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs. Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs.”

The paragraph immediately following the “Alabama” paragraph in the section entitled “Investor Suitability Standards” on page ii of the Prospectus is deleted in its entirety

Prospectus Summary

The following disclosure replaces in its entirety the disclosure on page 4 of the Prospectus under the section entitled “Prospectus Summary — Who should buy shares?”

“For whom may an investment in our shares be appropriate?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.”

Management Compensation

The following disclosure replaces footnote (11) under the heading “Management Compensation” on page 87 of the Prospectus.

“(11)	If our advisor or any of its affiliates receives the subordinated incentive listing distribution, it would no longer be entitled to receive the subordinated participation in net sale proceeds or the subordinated distribution upon termination. If our advisor or any of its affiliates receives the subordinated distribution upon termination, it would no longer be entitled to receive the subordinated participation in net sale proceeds or the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, our advisor or its affiliate may, however, at its discretion, receive payment of all or a portion of such promissory note with shares of our common stock or cash, or any combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that our advisor or its affiliate receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the advisor or its affiliate under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.”

The following disclosure replaces footnote (13) under the heading “Management Compensation” on page 87 of the Prospectus.

“(13)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (w) any loans secured by such investments, plus (x) total distributions paid through the termination date on shares issued in offerings through the termination date, less (y) the liquidation preference of all shares of preferred stock issued on or prior to the termination date (whether or not converted into shares of our common stock), which liquidation preference shall be reduced by any amounts paid on or prior to the termination date to purchase or redeem any shares of preferred stock or any shares of our common stock issued on conversion of any shares of preferred stock, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan or otherwise) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the advisor or its affiliate of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. In addition, at the time of termination, our advisor or its affiliate may elect to defer its right to receive a subordinated distribution upon termination until either a listing or an other liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur).

If our advisor or its affiliate elects to defer its right to receive a subordinated distribution upon termination and there is a listing of the shares of our common stock on a national securities exchange or the receipt of our stockholders of securities that are listed on a national securities exchange in exchange for our shares of common stock in a merger or any other type of transaction, then our advisor or its affiliate will be entitled to receive a subordinated distribution upon termination in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (t) the fair market value (determined by appraisal as of the date of listing) of the investments owned as of the termination date, less (u) any loans secured by such investments owned as of the termination date, plus (v) the fair market value (determined by appraisal as of the date of listing) of the investments acquired after the termination date for which the advisor would have been entitled to receive an acquisition fee (collectively, the “included assets”), less (w) any loans secured by the included assets, plus (x) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (y) the liquidation preference of all preferred stock issued on or prior to the termination date (whether or not converted into shares), which liquidation preference shall be reduced by any amounts paid on or prior to the date of listing to purchase or redeem any shares of preferred stock or any shares of our common stock issued on conversion of any preferred stock, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the advisor or any of its affiliates of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If our advisor or its affiliate elects to defer its right to receive a subordinated distribution upon termination and there is an other liquidity event, then our advisor or its affiliate will be entitled to receive a subordinated distribution upon termination in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (t) the fair market value (determined by appraisal as of the date of such other liquidity event) of the investments owned as of the termination date, less (u) any loans secured by such investments owned as of the termination date, plus (v) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (w) any loans secured by the included assets, plus (x) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (y) the liquidation preference of all preferred shares issued on or prior to the termination date (whether or not converted into shares of our common stock), which liquidation preference shall be reduced by any amounts paid on or prior to the date of the other liquidity event to purchase or redeem any preferred shares or any shares of our common stock issued on conversion of any preferred shares, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the advisor or its affiliate of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. If our advisor or its affiliate receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

If our advisor receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive the subordinated participation in net sale proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

Historically, due to the apparent preference in the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.”Table 0px Font 10pt

Description of Real Estate Investments

The following disclosure is to be added to page 118 of the Prospectus.

“Description of Real Estate Investments

Real Estate Investment Summary

The Company acquires and operates commercial properties. As of February 29, 2012, the properties the Company owned were 100.0% leased on a weighted average basis. The Company has acquired the following real estate investments through February 29, 2012:

Auto Retail

•	2 Advance Auto Parts stores located in Texas (Houston) purchased on September 30, 2011 (“Advanced Auto I”).

Freight

•	1 FedEx Freight distribution facility located in Montana (Butte) purchased on September 27, 2011(“FedEx I”);
•	2 FedEx Freight distribution facilities located in New Hampshire (Belmont) and Tennessee (Blountville) purchased on December 29, 2011 and February 3, 2012, respectively (“FedEx II”); and
•	2 FedEx Freight distribution facilities located in North Carolina (Greenville) and Oklahoma (Tulsa) purchased on February 22, 2012 (“FedEx III”).

Pharmacy

•	1 ground leasehold interest in a Walgreens pharmacy located in New York (Staten Island) purchased on October 5, 2011 and 1 Walgreens pharmacy located in New Jersey (Maplewood) purchased on November 18, 2011 (“Walgreens I”);
•	1 Walgreens pharmacy located in California (Coalinga) purchased on October 11, 2011 (“Walgreens II”);
•	1 Walgreens pharmacy located in Michigan (Stevensville) purchased on November 28, 2011 (“Walgreens III”); and
•	6 Walgreens pharmacies located in Alabama (Wetumpka), Kentucky (Frankfort), Louisiana (Shreveport), Mississippi (Greenwood), Ohio (Bryan) and South Carolina (Anderson) purchased on February 8, 2012 and February 22, 2012 (“Walgreens IV”).

Discount Retail

•	11 freestanding Dollar General store properties located in Texas (Roma, Rio Grande City, Progreso and Poteet), Alabama (Red Level), Ohio (Pleasant City, Payne, New Matamoras and Forest), Florida (Molino) and Missouri (Maysville) purchased on October 31, 2011 (“Dollar General I”);
•	5 freestanding Dollar General store properties located in Missouri (Licking, King City, Stanberry, Conway and Auxvasse) purchased on November 22, 2011 (“Dollar General II”);
•	1 freestanding Dollar General store property located in Alabama (Tarrant) purchased on December 12, 2011 (“Dollar General III”);
•	2 freestanding Dollar General store properties located in Indiana (Monroeville) and Louisiana (Lake Charles) purchased on December 22, 2011 and February 29, 2012, respectively (“Dollar General IV”);

•	8 freestanding Dollar General store properties located in Tennessee (Pleasant Hill), Texas (Lyford), Wisconsin (Minong, Solon Springs and Mellen), Alabama (Tuscaloosa), Missouri (St. Clair) and Florida (Grande Ridge) purchased on December 30, 2011 and 1 freestanding Dollar General store property located in Ohio (Greenfield) purchased on February 23, 2012 (“Dollar General V”);
•	3 freestanding Dollar General store properties located in Mississippi (Edwards, Greenville and Walnut Grove) purchased on December 30, 2011 (“Dollar General VI”);
•	2 freestanding Family Dollar store properties located in Texas (Floydada) and Nebraska (Madison) purchased on December 30, 2011, 1 freestanding Family Dollar store property located in Oklahoma (Stilwell) purchased on January 6, 2012 and 4 free standing Family Dollar store properties located in North Dakota (Fort Yates, New Town and Rolla) and South Dakota (Martin) purchased on January 31, 2012 (“Family Dollar I”);
•	11 freestanding Dollar General store properties located in Louisiana (Choudrant, Mangham, Mt. Hermon and Richwood), North Carolina (Fayetteville, Ocean Isle Beach and Vass), Virginia (Chesterfield, Danville, Hopewell and Hot Springs), purchased on February 6, 2012 (“Dollar General VII”);
•	4 freestanding Dollar General store properties located in Iowa (Hampton and Lake Mills), Missouri (Marthasville) and Texas (Alto Bonito) purchased on February 1, 2012 (“Dollar General VIII”);
•	1 freestanding Family Dollar store property located in Texas (Kerens) purchased on February 29, 2012 (“Family Dollar II”); and
•	2 freestanding Dollar General store properties located in Missouri (Sikeston and Vienna) purchased on February 24, 2012 (“Dollar General IX”).

Government Services

•	1 Social Security Administration building located in Florida (Cocoa) purchased on December 13, 2011 (“GSA I”);
•	1 U.S. Department of Labor building located in Colorado (Craig) purchased on December 30, 2011 (“GSA II”); and
•	1 U.S. Department of Agriculture building located in Idaho (Grangeville) purchased on February 29, 2012 (“GSA III”).

Healthcare

•	1 building located in the Express Scripts headquarters campus in Missouri (St. Louis) on January 25, 2012 (“Express Scripts I”).

Specialty Retail

•	1 freestanding Tractor Supply store located in New Jersey (Upper Freehold) on January 27, 2012 (“Tractor Supply I”).

Real Estate Portfolio

The Company’s portfolio of real estate properties is comprised of the following properties as of February 29, 2012:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
						(in thousands)	(in thousands)
FedEx I	Sept. 2011	1	45,832	100%	14.5	$697	$8,939	7.80%	$15.21
Advance Auto I	Sept. 2011	2	13,471	100%	9.6	252	3,144	8.02%	18.71
Walgreens I	Oct. 2011 & Nov. 2011	2	23,527	100%	23.5	895	12,803	6.99%	38.04
Walgreens II	Oct. 2011	1	14,820	100%	21.3	327	4,603	7.10%	22.06
Dollar General I	Nov. 2011	11	109,349	100%	13.5	1,024	12,451	8.22%	9.36
Dollar General II	Nov. 2011	5	45,156	100%	13.9	380	4,503	8.44%	8.42
Walgreens III	Nov. 2011	1	14,820	100%	20.7	365	4,932	7.40%	24.63
Dollar General III	Dec. 2011	1	10,714	100%	14.8	108	1,311	8.24%	10.08
GSA I	Dec. 2011	1	6,255	100%	8.0	166	1,973	8.41%	26.54
Dollar General IV	Dec. 2011 & Feb. 2012	2	18,040	100%	14.8	174	2,115	8.23%	9.65
FedEx II	Dec. 2011 & Feb. 2012	2	44,483	100%	11.9	702	9,246	7.59%	15.78
Family Dollar I	Dec. 2011 & Jan. 2012	7	59,960	100%	8.8	626	6,889	9.09%	10.44
Dollar General V	Dec. 2011 & Feb. 2012	9	85,366	100%	14.2	756	9,140	8.27%	8.86
Dollar General VI	Dec. 2011	3	27,439	100%	14.7	231	2,692	8.58%	8.42
GSA II	Dec. 2011	1	4,328	100%	13.7	135	1,570	8.60%	31.19
Express Scripts I	Jan. 2012	1	227,467	100%	9.8	3,347	42,642	7.85%	14.71
Tractor Supply I	Jan. 2012	1	19,097	100%	14.2	442	5,313	8.32%	23.14
Dollar General VII	Feb. 2012	11	100,724	100%	14.4	986	11,846	8.32%	9.79
Dollar General VIII	Feb. 2012	4	37,870	100%	14.9	335	4,020	8.33%	8.85
Walgreens IV	Feb. 2012	6	87,659	100%	19.4	1,959	27,990	7.00%	22.35
FedEx III	Feb. 2012	2	227,962	100%	9.6	1,431	18,369	7.79%	6.28
GSA III	Feb. 2012	1	35,311	100%	10.7	742	7,300	10.16%	21.01
Family Dollar II	Feb. 2012	1	8,000	100%	9.9	79	860	9.19%	9.88
Dollar General IX	Feb. 2012	2	19,592	100%	14.6	186	2,237	8.31%	9.49
		78	1,287,242	100%	13.7	$16,345	$206,888	7.90%	$12.70

(1)	Remaining lease term in years as of February 29, 2012, calculated on a weighted-average basis.
(2)	Annualized net operating income as of February 29, 2012 for the leases in place in the property portfolio as of February 29, 2012. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of February 29, 2012 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we owned as of February 29, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
2013	—	$—	—	—	—
2014	—	—	—%	—	—%
2015	—	—	—%	—	—%
2016	—	—	—%	—	—%
2017	—	—	—%	—	—%
2018	—	—	—%	—	—%
2019	1	90	0.5%	9,180	0.7%
2020	3	344	2.1%	24,615	1.9%
2021	9	5,388	33.0%	501,320	38.5%
2022	2	820	5.0%	43,311	3.4%
Total	15	$6,642	40.6%	578,426	44.5%

(1)	Annualized rental income as of February 29, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of February 29, 2012:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2)	Annualized Rental Income per Sq. Ft.
							(in thousands)
Dollar General	48	454,250	35.3%	Various	14.4	Various	$4,180	$9.2
Federal Express	5	318,277	24.7%	Various	12.0	2 – 5 years	2,830	8.89
Express Scripts	1	227,467	17.7%	Various	9.8	2 – 5 years	3,347	14.71
Walgreens	10	140,826	10.9%	Various	21.2	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	3,546	25.18

(1)	Remaining lease term in years as of February 29, 2012.
(2)	Annualized rental income as of February 29, 2012 for the tenant on a straight-line basis.

Advance Auto Portfolio

Each of the properties are 100% leased to Advance Stores Co., Inc., a wholly-owned subsidiary of Advance Auto Parts, Inc. (NYSE: AAP), and all of the leases are guaranteed by Advance Auto Parts, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the Company is responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the properties with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Advance Auto Parts, Inc. operates as a retailer of automotive aftermarket parts, accessories, batteries, and maintenance items. The company’s operations are divided into two segments: Advance Auto Parts (AAP) and Autopart International (AI). The AAP segment operates stores which primarily offer auto parts, including, among other items, alternators, batteries, chassis parts, clutches, engines and engine parts, radiators, starters, and transmissions.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Advance Auto I	2	Oakley Investments, LLC and Coit Properties, LLC	$3.1 million	8.02%	9.6	None	None	13,471	$0.3 million / $18.71

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.

FedEx Freight Portfolio

Each of the properties are 100% leased to FedEx Freight, Inc., a wholly-owned subsidiary FedEx Corp. (NYSE: FDX), and all of the leases are guaranteed by FedEx Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the Company is responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the properties with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

FedEx Freight, a wholly owned subsidiary of FedEx Corp. specializes in less-than-truckload transportation services throughout the United States, Canada, Mexico, Puerto Rico, Central and South America, the Caribbean, Europe, and Asia.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
FedEx I	1	William Charles, Ltd.	$8.9 million	7.80%	14.5	None	Two 5-year options	45,832	$0.7 million / $15.21
FedEx II	2	Setzer Properties, LLC	$9.2 million	7.60%	11.9	None	Two 5-year options	44,483	$0.7 million / $15.78
FedEx III	2	Westmoreland Company, Inc.	$18.4 million	7.79%	9.6	None	Two 5-year options	227,962	$1.4 million / $6.28

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.

Set forth below are summary financial statements of the parent guarantor to the lessees of the FedEx Freight stores described above. FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp. are taken from such filings:

	Three Months Ended November 31, 2011 (Unaudited)	Year Ended
(Amounts in Millions)		May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Statements of Operations Data
Revenues	$10,587	$39,304	$34,734	$35,497
Operating income	780	2,378	1,198	747
Net income	497	1,452	1,184	98

	November 31, 2011 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$28,452	$27,385	$24,902	$24,244
Long-term debt	1,251	1,667	1,668	1,930
Total common stockholders’ investment	15,917	15,220	13,811	13,626

Walgreens Portfolio

Each of the properties are 100% leased to Walgreen Co. (NYSE: WAG) or a subsidiary of Walgreen Co., and all of the leases are guaranteed by Walgreen Co., which carries an investment grade credit rating as determined by major credit rating agencies. The tenant leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The ground lease is net whereby the Company, as the ground lessee, is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the properties with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

The following table provides, for each of the properties, information relating to the purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Walgreens I	2	Various	$12.8 million	6.99%	23.5	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	23,527	$0.9 million / $38.04
Walgreens II	1	Interra (Coalinga), LLC	$4.6 million	7.10%	21.3	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.3 million / $22.06
Walgreens III	1	Preferred- Stevensville, LLC	$4.9 million	7.40%	20.7	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.4 million / $24.63

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Walgreens IV	6	Various	$28.0 million	7.00%	19.4	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	87,659	$2.0 million / $22.35

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Walgreens stores described above. Walgreen Co. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Walgreen Co. are taken from such filings:

	Three Months Ended November 30, 2011 (Unaudited)	Year Ended
(Amounts in Thousands)		August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Statements of Earnings
Net sales	$18,157	$72,184	$67,420	$63,335
Operating income	900	4,365	3,458	3,247
Net earnings	554	2,714	2,091	2,006

	November 30, 2011 (Unaudited)	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$27,429	$27,454	$26,275	$25,142
Long-term debt	2,390	2,396	2,389	2,336
Total liabilities	12,755	12,607	11,875	10,766
Total stockholders’ equity	14,674	14,847	14,400	14,376

Dollar General Portfolio

Each of the properties are 100% leased to a wholly-owned subsidiary of Dollar General Corp. (NYSE: “DG”), and all of the leases are guaranteed by Dollar General Corp, which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the properties with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Dollar General Corp. is the largest small-box discount retailer in the United States. Dollar General Corp.’s store’s offer convenience and value to customers, by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.

The following table provides, for each of the properties, information relating to the purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations		Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Dollar General I	11	Various	$12.5 million	8.22%	13.5	3% fixed annual escalations commencing in the 11th year of the lease term(2)		Four 5-year options	109,349	$1.0 million / $9.36
Dollar General II	5	Overland Properties, LLC	$4.5 million	8.44%	13.9	3% fixed annual escalations commencing in the 11th year of the lease term		Five 5-year options	45,156	$0.4 million / $8.42
Dollar General III	1	Tarrant GD, LLC	$1.3 million	8.24%	14.8	3% fixed annual escalations commencing in the 11th year of the lease term		Four 5-year options	10,714	$0.1 million / $10.08
Dollar General IV	2	Various	$2.1 million	8.23%	14.8	3% fixed annual escalations commencing in the 11th year of the lease term		Four 5-year options	18,040	$2.2 million/ $9.65
Dollar General V	9	Various	$9.1 million	8.27%	14.2	3% fixed annual escalations commencing in the 11th year of the lease term(2)		Various(3)	85,366	$0.8 million/ $8.86
Dollar General VI	3	Various	$2.7 million	8.58%	14.7	3% fixed annual escalations commencing in the 11th year of the lease term		Five 5-year options	27,439	$0.2 million / $8.42
Dollar General VII	11	Various	$11.8 million	8.32%	14.4	3% fixed annual escalations commencing in the 11th year of the lease term	(2)	Various(4)	100,724	$1.0 million / $9.79
Dollar General VIII	4	RSBR Investments, LLC	$4.0 million	8.33%	14.9	3% fixed annual escalations commencing in the 11th year of the lease term		Various(5)	37,870	$0.3 million / $8.85
Dollar General IX	2	RSBR Investments, LLC	$2.2 million	8.31%	14.6	3% fixed annual escalations commencing in the 11th year of the lease term		Various(6)	19,592	$0.2 million / $9.49

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.
(2)	Two leases do not contain rental escalations.
(3)	Four of the properties contain five 5-year renewal options, four contain four 5-year renewal options and one has two 5-year renewal options.
(4)	Seven of the properties contain five 5-year renewal options, three contain three 5-year renewal options and one has four 5-year renewal options.
(5)	Three of the properties contain five 5-year renewal options and one has three 5-year renewal options.
(6)	One of the properties contains five 5-year renewal options and one has four 5-year renewal options.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Dollar General stores described above. Dollar General Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corp. are taken from such filings:

	For the 39 weeks ended October 28, 2011 (Unaudited)	Year Ended
(Amounts in Thousands)		January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$10,622,115	$13,035,000	$11,796,380	$10,457,668
Operating profit	982,564	1,274,065	953,258	580,486
Net income	474,175	627,857	339,442	108,182

	October 28, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,735,882	$9,546,222	$8,863,519	$8,889,199
Long-term obligations	2,721,061	3,287,070	3,399,715	4,122,956
Total liabilities	5,181,870	5,491,743	5,473,221	6,057,504
Total shareholders’ equity	4,554,012	4,054,479	3,390,298	2,831,695

Family Dollar Portfolio

Each of the properties are 100% leased to a wholly-owned subsidiary of Family Dollar, Inc. (NYSE: FDO), and all of the leases are guaranteed by Family Dollar, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the properties with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Family Dollar Stores, Inc. is a regional chain of variety stores in the United States that opened its first location in 1959. The company currently operates a chain of general merchandise retail discount stores, providing consumers with a selection of low-priced merchandise in neighborhood stores.

The following table provides, for each of the properties, information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Family Dollar I	7	Various	$6.7 million	9.09%	8.8	None	Various(2)	59,960	$0.6 million / $10.44
Family Dollar II	1	Woodstock Investments, LLC	$0.9 million	9.19%	9.9	None	Six 1-year options	8,000	$0.1 million / $9.88

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.
(2)	Six of the properties contain five 5-year renewal options and one has six 5-year renewal options.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Family Dollar stores described above. Family Dollar Stores, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Family Dollar Stores, Inc. are taken from such filings:

	Quarter Ended November 26, 2011 (Unaudited)	Year Ended
(Amounts in Thousands)		August 27, 2011 (Audited)	August 28, 2010 (Audited)	August 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$2,148,287	$8,547,835	$7,866,971	$7,400,606
Operating profit	134,910	638,072	575,598	457,269
Net income	80,350	388,445	358,135	291,266

	November 26, 2011 (Unaudited)	August 27, 2011 (Audited)	August 28, 2010 (Audited)	August 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$3,121,151	$2,996,205	$2,968,145	$2,877,802
Long-term debt	516,207	532,370	250,000	250,000
Total liabilities	1,973,450	1,909,131	1,546,591	1,437,742
Total shareholders’ equity	1,147,701	1,087,074	1,421,554	1,440,060

Government Services Portfolio

Each of the properties are 100% leased to the United States, which carries an investment grade credit rating as determined by major credit rating agencies. The leases are modified gross leases, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the properties with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
GSA I	1	Hoover Property Management #1, LLC	$2.0 million	8.41%	8.0	None	None	6,255	$0.1 million / $26.54
GSA II	1	415 Green St, Inc.	$1.6 million	8.60%	13.7	9% decrease in year 11	None	4,328	$0.1 million / $31.19
GSA III	1	Grangeville Investments, LLC	$7.3 million	10.16%	10.7	None	One 5-year option	35,311	$0.7 million / $21.01

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.

Express Scripts

The property is 100% leased to Express Scripts, Inc. (Nasdaq: “ESRX”), which has an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

The following table provides information relating to the seller(s), purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Express Scripts I	1	4400 N. Hanley, LLC	$42.6 million	7.85%	9.8	Annual rental escalations of 1%.	Two 5-year options	227,467	$3.3 million / $14.71

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.

Set forth below are summary financial statements of the lessee described above. Express Scripts, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Express Scripts, Inc. are taken from such filings:

	Year Ended
(Amounts in Millions)	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Statements of Operations Data
Revenues	$46,128.3	$44,973.2	$24,722.3
Operating income	2,311.7	2,070.9	1,497.5
Net income	1,275.8	1,452	1,184

	Year Ended
	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$15,607.0	$10,557.8	$11,931.2
Long-term debt	7,076.4	2,493.7	2,492.5
Total stockholders’ equity	2,473.7	3,606.6	3,551.8

Tractor Supply

The property is 100% leased to Tractor Supply Company (Nasdaq: “TSCO”), which has an investment grade credit rating as determined by major credit rating agencies. The lease is double net whereby we, as landlord, will be responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent.

The following table provides information relating to the seller(s), purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Tractor Supply I	1	TKC CXXXI, LLC	$5.3 million	8.32%	14.2	Rental escalations of 10% every five years	Four 5-year options	19,097	$0.4 million / $23.14

(1)	Calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price.

Set forth below are summary financial statements of the lessee described above. Tractor Supply Company currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Express Scripts, Inc. are taken from such filings:

	12 Months Ended
(Amounts in Thousands)	December 31, 2011 (Audited)	December 25, 2010 (Audited)	December 26, 2009 (Audited)
Statements of Operations Data
Net sales	$4,232,743	$3,638,336	$3,206,937
Operating income	352,703	266,224	191,565
Net income	222,740	167,972	119,745

	Year Ended
	December 25, 2011 (Audited)	December 25, 2010 (Audited)	December 26, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$1,594,832	$1,463,474	$1,276,580
Total liabilities	586,542	530,232	497,429
Total stockholders’ equity	1,008,290	933,242	779,151

Potential Property Investments

The acquisition of each property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;
•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and
•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Our advisor will identify properties as potential suitable investments for us. The acquisition of any such properties is subject to a number of conditions. A significant condition to acquiring the potential acquisition is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price.”

Distribution Reinvestment Plan

The following disclosure is added as the third sentence of the first paragraph on page 163 of the Prospectus, under the section entitled “Distribution Reinvestment Plan.”

“Stockholders who participate in our distribution reinvestment plan and whose redemption requests we have not honored, in whole or in part, shall be automatically withdrawn from the distribution reinvestment plan.”

The following disclosure replaces in its entirety the fourth paragraph on page 163 of the Prospectus, under the section entitled “Distribution Reinvestment Plan.”

“Each stockholder electing to participate in our distribution reinvestment plan shall notify the reinvestment agent if any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares.”

Appendix B — Distribution Reinvestment Plan

The following language is added as the last sentence of the second paragraph under the heading “Appendix B — Distribution Reinvestment Plan — 1. Election to Participate” on page B-1 of the Prospectus.

“Participants whose redemption requests have not been honored by the Company, in whole or in part, shall be automatically withdrawn from the Plan.”

Appendix C — Subscription Agreement

The form of subscription agreement contained on pages C-1 to C-15 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 6 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offerings subscription agreement is hereby added as Appendix C-2 of the Prospectus and attached to this Supplement No. 6 as Appendix C-2.

Appendix D — Transfer on Death Designation

The following disclosure replaces the first complete paragraph of Appendix D.

“As our transfer agent, DST Systems, Inc., is located in Missouri, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri. Any beneficiary wanting to purchase additional shares of common stock of American Realty Capital III, LLC must meet applicable suitability standards.”

Appendix E — Letter of Direction

The following language replaces in its entirety the footnote under the heading “Appendix E — Letter of Direction” on page E-1 of the Prospectus.

“* This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama or Ohio investors.”

American Realty Capital Trust III, Inc.
SUBSCRIPTION AGREEMENT

AMERICAN REALTY CAPITAL TRUST III, INC.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Trust III, Inc. ("ARCT III")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ________________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

▸ **Make checks payable to:** American Realty Capital Trust III, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** * Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Trust III, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *Each investor who elects to have distributions reinvested agrees to notify American Realty Capital Trust III, Inc. and the broker-dealer in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the prospectus or this Subscription Agreement.*

4 *I authorize American Realty Capital Trust III, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)*   ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Trust III, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Trust III, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Trust III, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Trust III, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Trust III, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final prospectus of American Realty Capital Trust III, Inc. not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Trust III, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of the Tennessee investor's net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY

C-1-4

EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor | Print Name | Date

Signature of Joint Owner, if applicable | Print Name | Date

C-1-5

C-1-6

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

C-1-8

ARCT III	ARC DailyNAV	ARC-HT	NYRR	ARC Retail	BDCA	PE-ARC	UDFIV

Multi-Offerings SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERINGS SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

8

C-2-1

C-2-2

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

† **Texas investors cannot subscribe to the ARC Daily NAV offering because this offering has not been cleared in Texas.**

Investment		Investment Amount
☐ **American Realty Capital Trust III, Inc. ("ARCT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")**† ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail* * (or) ☐ *Institutional* ** ☐ Additional Investment: ☐ *Retail* * (or) ☐ *Institutional* ** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment*
☐ **United Development Funding IV ("UDFIV")**‡ ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments*

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT III, ARC Daily NAV** *(except ARC Daily NAV investors in PA and TX)*, **ARC-HT, ARC Retail** *(except ARC Retail investors in PA)*, **NYRR, BDCA, PE-ARC** *(except PE-ARC investors in PA)* **and UDFIV, make checks payable to the respective offering:** American Realty Capital Trust III, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For PE-ARC investors in PA, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For ARC Daily NAV investors in PA and TX, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (*i.e.*, entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-3

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-4

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDFIV.

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the applicable prospectus or this Subscription Agreement.*

4 *I authorize American Realty Capital Trust III, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

C-2-5

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Trust III, Inc.** ☐ **American Realty Capital Daily Net Asset Value Trust, Inc.** ☐ **American Realty Capital Healthcare Trust, Inc.**

☐ **American Realty Capital New York Recovery REIT, Inc.** ☐ **American Realty Capital – Retail Centers of America, Inc.**

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama or Tennessee may not use this multi-offerings subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.

C-2-6

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
For American Realty Capital Trust III, Inc. ("ARCT III") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Trust III, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Trust III, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Daily Net Asset Value Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Daily Net Asset Value Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.

C-2-7

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in this offering shall not exceed 10% of the investor's liquid net worth. **Texas investors may not subscribe to this offering because the offering has not been cleared in Texas.**		

For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital New York Recovery REIT, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.

C-2-8

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)*:		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/We acknowledge receipt of the final Prospectus of Business Development Corporation of America, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of Business Development Corporation of America, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in the issuer and its affiliate cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/We acknowledge receipt of the final Prospectus of Business Development Corporation of America, not less than five (5) business days prior to the signing of this Subscription Agreement.

C-2-9

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of Business Development Corporation of America, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of this offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her net worth.		
Massachusetts residents only: Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Michigan and Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of his or her net worth.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in the Issuer. For such investors, net worth should not include the value of one's home, home furnishings, or automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: Our shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in our common stock to a maximum of 10% of his or her net worth.		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of Phillips Edison – ARC Shopping Center REIT, Inc.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
AFFILIATES OF PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.: I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.

C-2-10

C-2-11

C-2-12

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	**Give the SSN of:**
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]

For this type of account:	**Given the EIN of:**
6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	The legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

C-2-13

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

C-2-14

C-2-15